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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8 for the registration of shares of NBC Capital Corporation common stock in connection with the 2001 Long-Term Incentive Compensation Plan) of our report dated January 19, 2001, included in NBC Capital Corporation's Form 10-K for the year ended December 31, 2000, and to all references to our firm included in this Registration Statement.


                                         /S/ T. E. LOTT & COMPANY

Columbus, Mississippi
August 7, 2001